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                                                                    EXHIBIT 4.11


                          ALLIANCE MEDICAL CORPORATION
                           THIRD AMENDED AND RESTATED
                             REGISTRATION AGREEMENT



      THIS AGREEMENT is made as of August 13, 2001, by and among Alliance Medical Corporation, a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Investors attached hereto (collectively referred to herein as "Stockholders" and each as a "Stockholder").

      Certain of the Stockholders and the Company have entered into that certain Second Amended and Restated Registration Agreement dated February 6, 2001 (the "Prior Registration Agreement") and, in accordance with Section 8(d) of the Prior Registration Agreement, the Company and certain of the signatories to the Prior Registration Agreement whose signatures appear below and who hold, in the aggregate, the percentage of capital stock of the Company required to amend and restate the Prior Registration Agreement desire to amend and restate the Prior Registration Agreement as set forth herein.

      The Stockholders have purchased shares of the Company's Series A 8% Participating Preferred Stock (the "Series A Preferred Stock"), Series B 8% Participating Preferred Stock (the "Series B Preferred Stock"), Series C 8% Participating Preferred Stock (the "Series C Preferred Stock"), and Series D 8% Participating Preferred Stock (the "Series D Preferred Stock") (collectively, the "Preferred Stock") pursuant to various stock purchase agreements, most recently pursuant to that certain Stock Purchase Agreement by and among the Company and certain Stockholders of even date herewith (the "Purchase Agreement").

      The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Certain capitalized terms used herein are defined in Section 8 hereof. Any capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Demand Registrations.

            (a) Requests for Registration. At any time after July 19, 2002 or, if earlier, nine (9) months after the Company has completed a Qualified Public Offering, the holders of at least twenty percent (20%) of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"); provided that in the case of the first Demand Registration hereunder, the holders of a majority of the Registrable Securities must request such registration unless the Company has previously completed a registered public offering of its Common Stock under the Securities Act. All registrations requested pursuant to this subsection 1(a) are referred to herein as "Demand Registrations." Each request for a
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Demand Registration shall specify the approximate number of Registrable
Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to request one Long-Form Registration in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations"). A registration shall not count as the permitted Long-Form Registration until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration); provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as the permitted Company-paid Long-Form Registration.

            (c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 1(b), the holders of Registrable Securities shall be entitled to request three Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $2,500,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

            (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder (provided that at any time after one year following a public offering of the Company's Common Stock, the Commonwealth Group may request that its shares of the Company's Common Stock be included in such registration pro rata with the Registrable Securities). Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

            (e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within nine months after a Qualified Public

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Offering or 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if a majority of the Company's board of directors concludes and the holders of a majority of the Registrable Securities agree in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on the Company, its business or on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

            (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval, which shall not be unreasonably withheld.

            (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations.

      2. Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to an initial public offering or a Demand Registration, or a registration statement on Form S-4 or S-8 or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

            (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be

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included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder (provided that at any time after one year following a public offering of the Company's Common Stock, the Commonwealth Group may request that its shares of the Company's Common Stock be included in such registration pro rata with the Registrable Securities), and (iii) third, other securities requested to be included in such registration pursuant to registration rights granted prior to the date of this Agreement.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder (provided that at any time after one year following a public offering of the Company's Common Stock, the Commonwealth Group may request that its shares of the Company's Common Stock be included in such registration pro rata with the Registrable Securities), and (iii) third, other securities requested to be included in such registration.

            (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

      3. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto relating to a Demand Registration or Piggyback Registration, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies

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of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

            (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of more than 180 days (provided that the holders of a majority of Registrable Securities included in any Demand Registration shall have the right to require that the registration statement remain effective for 180 days) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the New York Stock Exchange, the American Stock Exchange, or the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange

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for at least two market makers to register as such with respect to such
Registrable Securities with the NASD;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

      4. Registration Expenses.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which

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similar securities issued by the Company are then listed or on the NASD automated quotation system.

            (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration (not to include underwriter's discounts and commissions).

            (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

      5. Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in any information or affidavit so furnished in writing by such holder or relates to information required to be furnished by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be

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limited to the net amount of proceeds received by such holder from the sale of
Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

      6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 5 hereof.

      7. Definitions.

      "Commonwealth Group" means Commonwealth Associates, a New York limited partnership and Keith Rosenbloom, collectively.

      "Qualified Public Offering" means a firm commitment underwritten public offering registered under the Securities Act of shares of the Company's Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $30 million, and (ii) the price per share paid by the public for such shares shall be at least 300% of the largest of the

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Conversion Price of (a) the Series A Preferred Stock, (b) the Series B Preferred
Stock, or (c) the Series C Preferred Stock, in effect immediately prior to the closing of the sale of such shares pursuant to the public offering.

      "Registrable Securities" means (i) any Common Stock issued upon the conversion of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock (ii) or any other Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

      8. Miscellaneous.

            (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with, grants any holders of securities of the Company any superior rights to those granted to holders of Preferred Stock herein, or which violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

            (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.


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         (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

         (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

         (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Arizona, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. In furtherance of the foregoing, the internal law of the State of Arizona shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, One E. Camelback, Suite 1100, Phoenix, Arizona 85012,
Attn: Robert S. Kant and to the Company at the address indicated below:



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                         Alliance Medical Corporation
                         10232 South 51st Street
                         Phoenix, AZ 85044
                         Attn:  Mr. Ricardo M. Ferreira

                         With a copy (which shall not constitute notice) to:

                         Snell & Wilmer, L.L.P.
                         One Arizona Center
                         Phoenix, AZ 85004-0001
                         Attn:  Richard B. Stagg

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   ALLIANCE MEDICAL CORPORATION

                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------


                                   APAX EXCELSIOR VI, L.P.

                                   By: APAX Excelsior VI Partners, L.P.
                                   Its: General Partner


                                   By: Patricof & Co. Managers, Inc.
                                   Its: General Partner


                                   By:
                                      ------------------------------------------
                                         Janet G. Effland
                                         Vice President


                                   PATRICOF PRIVATE INVESTMENT CLUB III, L.P.


                                   By: APAX Excelsior VI Partners, L.P.
                                   Its: General Partner


                                   By: Patricof & Co. Managers, Inc.
                                   Its: General Partner


                                   By:
                                      ------------------------------------------
                                         Janet G. Effland
                                         Vice President




                   [SIGNATURE PAGE FOR REGISTRATION AGREEMENT]

                                   DELPHI VENTURES IV, L.P.

                                   By:   Delphi Management Partners IV, L.L.C.
                                   Its:  General Partner


                                   By:
                                      ------------------------------------------
                                         Managing Member


                                   DELPHI BIOINVESTMENTS IV, L.P.

                                   By:   Delphi Management Partners IV, L.L.C.
                                   Its:  General Partner


                                   By:
                                      ------------------------------------------
                                         Managing Member


                                   VALLEY VENTURES II, L.P.

                                   By:   VV II Management, L.L.C.
                                   Its:  General Partner


                                   By:
                                      ------------------------------------------
                                         Managing Member


                                   CORAL PARTNERS V, LIMITED PARTNERSHIP

                                   By:   Coral Management Partners V, Limited
                                         Partnership
                                   Its:  General Partner

                                   By:
                                      ------------------------------------------
                                         General Partner



                   [SIGNATURE PAGE FOR REGISTRATION AGREEMENT]

                                   ---------------------------------------------
                                   Peter H. McNerney


                                   SPINAL PARTNERS II, LLC

                                   By:   Musculoskeletal Partners I, LLC
                                   Its:  Managing Member


                                   By:
                                      ------------------------------------------
                                         Anthony G. Viscogliosi
                                         Managing Member


                                   AFFINITY VENTURES III, L.P.

                                   By: Affinity Capital Advisors III, LLC
                                   Its: General Partner


                                   By:
                                      ------------------------------------------
                                         Edson W. Spencer, Jr.
                                         Managing Member


                                   AFFINITY VENTURES II, LLC

                                   By: Affinity Capital Advisors II, LLP
                                   Its: Managing Member


                                   By:
                                      ------------------------------------------
                                         Edson W. Spencer, Jr.
                                         General Partner



                                   HENRY KLYCE

                                   ---------------------------------------------



                   [SIGNATURE PAGE FOR REGISTRATION AGREEMENT]

                              SCHEDULE OF INVESTORS

                                           NO. OF SHARES OF      NO. OF SHARES OF      NO. OF SHARES OF        NO. OF SHARES OF
            NAMES AND ADDRESSES            SERIES A PREFERRED    SERIES B PREFERRED    SERIES C PREFERRED      SERIES D PREFERRED
--------------------------------           ------------------    ------------------    ------------------      -------------------
Affinity Ventures III, L.P.                           0                        0                1,612,903               285,714
901 Marquette Avenue, Suite 1810
Minneapolis, MN 55402

Affinity Ventures II, LLC                             0                        0                  225,806                40,000
901 Marquette Avenue, Suite 1810
Minneapolis, MN 55402

APAX Excelsior VI, L.P.                               0                3,053,030                1,378,788               732,727
2100 Geng Road, Suite 150
Palo Alto, CA 94303

Patricof Private Investment                           0                  102,500                   46,290                24,600
Club III, L.P.
2100 Geng Road, Suite 150
Palo Alto, CA 94303

APAX Excelsior VI-A C.V., L.P.                        0                  249,539                  112,695                59,889
2100 Geng Road, Suite 150
Palo Alto, CA 94303

APAX Excelsior VI-B C.V., L.P.                        0                  166,360                   75,130                39,926
2100 Geng Road, Suite 150
Palo Alto, CA 94303

Delphi Ventures IV, L.P.                      3,117,545                  874,821                  632,129               139,971
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94035

Delphi BioInvestments IV, L.P.                   64,273                   18,036                   13,032                 2,886
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94035

Valley Ventures II, L.P.                      1,818,182                  357,143                  258,065                     0
6720 N. Scottsdale Road
Suite 280
Scottsdale, AZ 85253

                                           NO. OF SHARES OF      NO. OF SHARES OF      NO. OF SHARES OF        NO. OF SHARES OF
            NAMES AND ADDRESSES            SERIES A PREFERRED    SERIES B PREFERRED    SERIES C PREFERRED      SERIES D PREFERRED
--------------------------------           ------------------    ------------------    ------------------      -------------------

Coral Partners V, Limited Partnership         2,699,545                  703,563                  638,710               114,286
60 South 6th Street
Suite 3510
Minneapolis, MN 55402

Peter H. McNerney                                18,182                    7,150                    6,452                 2,286
Coral Ventures
60 South 6th Street, Suite 3510
Minneapolis, MN 55402

Mark C. Headrick                                    909                      715                        0                     0
Coral Ventures
60 South 6th Street, Suite 3510
Minneapolis, MN 55402

Linda Watchmaker                                    909                      715                        0                     0
Coral Ventures
60 South 6th Street, Suite 3510
Minneapolis, MN 55402

Coral Group, Inc. Retirement Plan, Yuval              0                    2,143                        0                     0
Almog, Peter H. McNerney and Linda
Watchmaker, Trustees, FBO Karen Boezi

Spinal Partners II, LLC                               0                  142,857                   96,774                     0
c/o Viscogliosi Brothers LLC
505 Park Avenue, 14th Floor
New York, NY 10022

Viscogliosi Brothers Venture Partners I,              0                        0                        0               176,000
LLC
505 Park Avenue, 14th Floor
New York, NY 10022

Anthony G. Viscogliosi                                0                        0                        0                51,429
505 Park Avenue, 14th Floor
New York, NY 10022

Henry Klyce                                           0                        0                   64,516                     0
1900 Bates Avenue, Suites L&M
Concord, CA 94520

                                           NO. OF SHARES OF      NO. OF SHARES OF      NO. OF SHARES OF        NO. OF SHARES OF
            NAMES AND ADDRESSES            SERIES A PREFERRED    SERIES B PREFERRED    SERIES C PREFERRED      SERIES D PREFERRED
--------------------------------           ------------------    ------------------    ------------------      -------------------

Karen Boezi                                       2,273                        0                        0                     0
Coral Ventures
3000 Sand Hill Rd.
Bldg. 3210
Menlo Park, CA 94025

William Baumel                                      909                        0                        0                     0
RWI Group
720 University Avenue #103
Palo Alto, CA 94301

Delaware Charter Guarantee & Trust                4,545                        0                        0                     0
Co. Ttee FBO Yuval Almog IRA
Darlene Lewis
c/o B.T. Alex. Brown IRA Department
35 West Padonia Road
Timonieum, MD 21093

John Rogers                                           0                        0                        0               142,857


Hexagon Investments, Inc.                             0                        0                        0               285,714


627324 Ontario Limited                                0                   35,714                        0                42,857


Terence Winters                                       0                        0                        0                17,143


Rick Ferreira                                         0                        0                        0                 6,571


Barbara Parnes                                        0                        0                        0                 6,571

                                             ---------                ---------                ----------             ---------
TOTAL                                         7,727,272                5,714,286                5,161,290             2,171,427


                                       3